CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Supplement No.1 filed Pursuant to Rule 424(b)(3) to Regen Biopharma Inc.’s Resale Prospectus dated October 2, 2023 (Registration File No. 333-274675) of our report dated November 20, 2023, relating to the financial statements of Regen Biopharma, Inc. as of September 30, 2023 and 2022 and to all references to our firm included in this Supplement.

Certified Public Accountants

Lakewood, CO

November 20, 2023